Exhibit 4.6

LOAN AGREEMENT

THIS AGREEMENT made as of the 1ST day of February, 2002.

BETWEEN:

GREENLIGHT ENTERTAINMENT INC., a company duly incorporated under the laws of Ontario.

(hereinafter referred to as "Lender")

And:

THE CLOSE FILM FUND, NO. 1 PARTNERSHIP, a company duly incorporated under the laws of the United Kingdom.

And:

THE CLOSE FILM FUND, NO. 2 PARTNERSHIP, a company duly incorporated under the laws of the United Kingdom.

And:

THE CLOSE FILM FUND, NO. 3 PARTNERSHIP, a company duly incorporated under the laws of the United Kingdom.

(hereinafter referred to jointly as "Borrower")

And:

GFT CRIME SPREE FILMS INC., a company duly incorporated under the laws of Ontario (the “Canadian Crime Spree Producer”).

And:

STUDIO EIGHT CRIME SPREE LIMITED., a company duly incorporated under the laws of the United Kingdom (the “UK Crime Spree Producer”).

(hereinafter sometimes collectively referred to as the “Crime Spree Producers”)

And:

GFT ABSOLON FILMS INC., a company duly incorporated under the laws of Ontario (the “Canadian Absolon Producer”).

And:

STUDIO ABSOLON LIMITED., a company duly incorporated under the laws of the United Kingdom (the “UK Absolon Producer”).

(hereinafter sometimes collectively referred to as the “Absolon Producers”)

And:

GFT ROUGH RIDER FILMS INC., a company duly incorporated under the laws of Ontario (the “Canadian Partners In Action Producer”).

And:

STUDIO ROUGH RIDER FILMS LTD., a company duly incorporated under the laws of the United Kingdom (the “UK Partners In Action Producer”).

(hereinafter sometimes collectively referred to as the “Partners In Action Producers”)

(the Crime Spree Producers, the Absolon Producers and the Partners In Action Producer  are hereinafter sometimes collectively referred to as the "Co-Producers")

WHEREAS Borrower is involved in the cash flow financing of three films entitled "Crime Spree”, “Absolon” and “Partners in Action” (the “Films"), being produced by the Co-Producers;

WHEREAS Lender is involved in the development, packaging and financing of motion pictures and has assisted in structuring the financing for the Films;

WHEREAS Lender has agreed to provide financing for the Films in accordance with the terms hereof.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.

Lender hereby agrees to lend to Borrower the aggregate sum of US Three Million, Six Hundred and Forty-Five Thousand, Five Hundred and Fifty-Nine dollars (US $3,645,559) (the “Loan”) to be used by Borrower solely for the payment of approved budgeted production expenses incurred in connection with the Films.  Borrower hereby directs Lender to make such advances to the Co-Producers as specified below, to the accounts in the names of the persons set out in Schedule “A” attached hereto:

(a) To GFT Crime Spree Films Inc. for  “Crime Spree” – US Two Million, Two Hundred and Twenty-Six Thousand and Thirty-Five dollars (US $2,226,035) (the “Crime Spree Loan”).

(b)  To GFT Absolon Films Inc. for “Absolon” – US Eight Hundred and Seventeen Thousand, Five hundred and Seventy-Seven dollars (US $817,577) (the “Absolon Loan”).

(c) To GFT Rough Rider Films Inc. for “Partners in Action” – US  Five Hundred and Eighty-Four Thousand, Four Hundred and Ninety-Two dollars (US 584,492) (the “Partners In Action Loan”).

2.

The Loan shall bear interest at the rate of prime plus 2% per annum.

3.

The Loan shall be repayable in accordance with the recoupment schedule attached as Schedule 5 to each of the following agreements (the “Interparty Agreements”):  (i) that certain interparty agreement to be entered into among the Borrower, the Crime Spree Producers, Royal Bank of Scotland (“RBS”), Hannibal

Pictures Inc. (the “Sales Agent”) and Cine Finance, LLC (the “Completion Guarantor”)in respect of “Crime Spree”; (ii) that certain interparty agreement to be entered into among the Borrower, the Absolon Producer, RBS, the Sales Agent and the Completion Guarantor in respect of “Absolon”; and (iii) that certain interparty agreement to be entered into among the Borrower, the Partners In Action Producers, RBS, the Sales Agent and the Completion Guarantor in respect of “Partners In Action”, but in any event, on the date which is not later than two years following the Outside Date of Delivery of the latest of the Films or January 31, 2005.  Notwithstanding such maturity date, the Lender confirms that in the event all or any portion of the Loan remains outstanding as of such date, it will continue to seek repayment from the receipts reflected in the recoupment schedules attached to the Interparty Agreements.

4.

The Loan will be secured by:

(a)  In respect of “Crime Spree”, all gross receipts from the territory of French speaking Europe, subject only to such contractual participations of creative parties as approved by Lender. The participation of Gerard Depardieu is hereby approved.

(b) All deposits advanced by distributors pursuant to their respective distribution agreements in respect of the Films as discussed and agreed to by Lender and the Co-producers, excluding those to be paid to the collection account established at RBS pursuant to the terms of that certain facility agreement between the Borrower and RBS in respect of interim production financing for the Films.

(c) All interests of the Canadian and UK producers in the Films until such time as the Loan, together with accrued interest thereon is repaid in full, subject only to the prior interests of RBS, Canadian Imperial Bank of Commerce (“CIBC”) and the Borrower therein as reflected in the Interparty Agreements.

In addition, Lender shall be entitled to a profit participation from the Co-Producers’ profit entitlement to be negotiated in good faith between the Co-Producers and Lender, subject to the approval of Canadian Film Development Corporation and the British Department of Culture, Media and Sport, as may be necessary.

5.

After the recoupment of Borrower, RBS and CIBC, Lender shall recoup from 75% of the gross receipts generated by the Films, all as reflected in the respective Interparty Agreements.

6.

To evidence the grant of the security interest reflected in paragraph 4(c) hereof, the Co-Producers undertake to execute, at the request of Lender, such security agreements and copyright mortgages and equivalent security under the laws of England as Lender may reasonably require.  Borrower hereby consents, to the extent its consent is necessary, to the grant of such security interests by Co-Producers and to the execution of the security agreements contemplated by this paragraph 6, provided such security interests remain subordinated to the prior interests of RBS, CIBC and Borrower as contemplated by paragraph 4(c) hereof.

7.

Each of the respective Co-Producers hereby represent and warrant, in respect of the Film it is producing, that (i) it is the sole and exclusive owner of all motion picture, television and customary ancillary rights to the respective Films for the term of this Agreement; (ii) it has the full right, power and authority to enter into this Agreement; and (iii) it has the right to grant the security interests granted to Lender pursuant to the terms hereof.

8.

This agreement shall be governed by the laws of the province of Ontario and Canada and subject to the jurisdiction of the Ontario courts.  Although the parties may enter into longer form agreements pertaining to the loan evidenced hereby, until such time this agreement shall constitute the binding agreement amongst the parties hereto.  This agreement replaces any and all prior or inconsistent documents relating to the subject matter hereof.

9.

This agreement may be executed in counterparts, each of which shall be deemed to be an original, but both of which together shall constitute one and the same instrument. A facsimile of a party’s signature shall be deemed and comprise an original signature for all purposes hereof.

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IN WITNESS WHEREOF, the parties have executed this Loan Agreement as of the date first herein above mentioned.

GREENLIGHT ENTERTAINMENT INC.

Per:

GARY HOWSAM

Gary Howsam

THE CLOSE FILM FUND, NO. 1 PARTNERSHIP, by its

general partner, Close Brothers Investment Limited

Per:

CRAIG READER

Authorized Signing Officer

THE CLOSE FILM FUND, NO. 2 PARTNERSHIP, by its

general partner, Close Brothers Investment Limited

Per:

CRAIG READER

Authorized Signing Officer

THE CLOSE FILM FUND, NO. 3 PARTNERSHIP, by its

general partner, Close Brothers Investment Limited

Per:

CRAIG READER

Authorized Signing Officer

GFT CRIME SPREE FILMS INC.

STUDIO EIGHT CRIME SPREE LIMITED

Per:

GARY HOWSAM

Per:

   JAMIE BROWN

Gary Howsam

Jamie Brown

GFT ABSOLON FILMS INC.

STUDIO EIGHT ABSOLON LIMITED

Per:

GARY HOWSAM

Per:

   JAMIE BROWN

   Gary Howsam

Jamie Brown

GFT ROUGH RIDER FILMS INC.

STUDIO EIGHT ROUGH RIDER FILMS LTD.

Per:

GARY HOWSAM

Per:

   JAMIE BROWN

   Gary Howsam

Jamie Brown